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                                                                     EXHIBIT 2.4

                                AMENDMENT NO. 3

                                       TO

                            STOCK PURCHASE AGREEMENT

                 AMENDMENT No. 3 dated as of January 19, 1998 (this "Amendment"), by and among Patterson Broadcasting, Inc., a Delaware corporation (the "Company"), Capstar Acquisition Company, Inc., a Delaware corporation ("Buyer"), and The Dyson-Kissner-Moran Corporation, a Delaware corporation, as representative of the stockholders of the Company (the "Stockholders' Representative"), to the Stock Purchase Agreement dated as of June 12, 1997, as amended by Amendment No. 1 dated as of July 2, 1997 and Amendment No. 2 dated as of August 25, 1997 (as amended, the "Purchase Agreement"), by and among Buyer, Capstar Broadcasting Partners, Inc., a Delaware corporation, the Company, the Stockholders' Representative and each of the persons identified on
Schedule I thereto (the "Selling Stockholders"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                              W I T N E S S E T H

                 WHEREAS, the parties hereto have entered into the Purchase Agreement pursuant to which, among other things, the Selling Stockholders have agreed to sell, and the Buyer has agreed to purchase, the Shares and the Series A Preferred Shares; and

                 WHEREAS, the parties hereto desire to amend certain of the provisions of the Purchase Agreement as more particularly described below.

                 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
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                                   ARTICLE I.

                        AMENDMENT TO PURCHASE AGREEMENT

                 1.01 The parties hereto acknowledge and agree that Paragraph 3 of Schedule 3.1(k) of the Purchase Agreement is hereby amended by adding the following subparagraph (c) at the end thereof:

                 "c.      WQFN(FM)

                          (1) Tower Rental Agreement dated April 6, 1993 between Dale Scholten d/b/a General Communications Co. and William E. Kuiper, Jr. (tower located at 2853 Three Mile Road, N.W., Walker, Michigan), as amended on May 30, 1997"

                 1.02 The parties hereto acknowledge and agree that Paragraph B(1) of Schedule 3.1(p) of the Purchase Agreement is hereby amended by adding the following subparagraphs (eee) and (fff) at the end thereof:

                 "eee. Promissory Note dated October 28, 1997 issued by Patterson Grand Rapids Broadcasting Corp. in favor of the Company in the principal amount of $267,200.

                  fff. Promissory Note dated October 28, 1997 issued by Patterson Grand Rapids Licensee Corp. in favor of the Company in the principal amount of $1,252,800."

                 1.03 The parties hereto acknowledge and agree that Paragraph B(1)(o) of Schedule 3.1(p) of the Purchase Agreement is hereby amended by deleting such Paragraph B(1)(o) in its entirety and replacing it with the following Paragraph B(1)(o):

                 "o. Amended and Restated Management Agreement dated as of October 28, 1997 between Patterson Grand Rapids Broadcasting Corp. and Patterson Grand Rapids Licensee Corp."

                 1.04     The parties hereto acknowledge and agree that
Paragraph B(7)(c) of Schedule 3.1(p) of the Purchase Agreement is hereby amended by adding the following subparagraphs (3), (4) and (5) at the end thereof:
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                                                                               3

                 "(3) Local Station Blanket Radio License Agreement effective January 1, 1996 between ASCAP and Patterson Grand Rapids Licensee Corp. (WQFN(FM)).

                 (4) 1997 BMI Radio Station Interim License Agreement dated as of October 31, 1997 between BMI and Patterson Grand Rapids Licensee Corp. (WQFN(FM)).

                 (5) Radio Broadcasting Performance License Agreement effective as of November 4, 1997 between SESAC, Inc. and Patterson Grand Rapids Licensee Corp. (WQFN(FM))."

                 1.05 The parties hereto acknowledge and agree that the Purchase Agreement is hereby amended by deleting subsection 9.2(d) of the Purchase Agreement in its entirety and substitutes the following subsection 9.2(d) thereof:

                 "At the Closing, Buyer shall receive either (i) from each Selling Stockholder a non-foreign affidavit within the meaning of section 1445(b) of the Code or (ii) from the Company a certification under section 1445(b) of the Code providing that the Company is not a United States real property holding corporation and that the common stock of the Company is not a United States real property interest as those terms are defined in Section 897 of the Code."

                 1.06     Capstar hereby waives the requirement pursuant to
Section 8.2(b) of the Purchase Agreement that the Company obtain the consent of the contracting party prior to Closing to the following agreements:

                 1. Contemporary Radio Network Affiliation Agreement dated January 31, 1992 between Keymarket Communications of Pennsylvania, Inc. and ABC Radio Network, Inc., as assigned to June Broadcasting, Inc. (WNNK-FM, Harrisburg, Pennsylvania)

                 2. ABC Contemporary Radio Network Affiliation Agreement dated January 31, 1992 between ABC Radio Network, Inc. and Patterson Broadcasting, Inc. (KRZR-FM and KBOS-FM, Fresno, California)

                 1.07 Capstar hereby agrees to pay to the Company prior to or at Closing $1,502.51, representing the amount paid by the Company to Kokea Ventures in connection
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with the consent to the Lease dated February 12, 1985 between Kokea Venture and
Patterson Honolulu Broadcasting Corp., as assignee.


                                  ARTICLE II.

                                 MISCELLANEOUS

                 2.01 Invalidity, Etc. If any provision of this Amendment, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Amendment, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                 2.02 Governing Law. This Amendment shall be interpreted, construed, and enforced under and according to the laws of the State of New York.

                 2.03 Recitals. The recitals set forth in the "Whereas" clauses in this Amendment are true and correct and are hereby incorporated herein by reference and made a part of the Purchase Agreement as amended hereby.

                 2.04 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                 2.05 Ratification. The parties hereto hereby ratify and approve the Purchase Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Purchase Agreement as amended hereby, are and remain in full force and effect.


                      *                *                *
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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed as of the date first above written.


                                       BUYER:

                                       CAPSTAR ACQUISITION COMPANY, INC.



                                       By: /s/ William S. Banowsky
                                           ------------------------------------
                                           Name:  William S. Banowsky
                                           Title: Executive Vice President


                                       THE COMPANY:

                                       PATTERSON BROADCASTING, INC.


                                       By: /s/ James W. Wesley
                                           ------------------------------------
                                           Name:  James W. Wesley
                                           Title: President



                                       THE STOCKHOLDERS' REPRESENTATIVE:

                                       THE DYSON-KISSNER-MORAN CORPORATION


                                       By: /s/ Bruce A. Cauley
                                           ------------------------------------
                                           Name:  Bruce A. Cauley
                                           Title: Vice President